LOAN AGREEMENT

Loan Agreement made between Hitachi Capital (HK) Ltd., of 16th Floor, Wai Fung Plaza, 664 Nathan Road, Kowloon, Hong Kong ("Lender") and the Borrower specified in the Schedule below.

SCHEDULE

Date of Loan Agreement: 29th August, 2007	**Agreement No. :** 4866631
Name of Borrower : FIRST LOTUS CO LTD	**HKID / BRC No. :** 32174011000
Borrower's Address : RM B 10/F FUK ON FTY BLDG 1123 CANTON RD MONG KOK KOWLOON	
Item (1): Principal Amount of the Loan: Hong Kong Dollars [FIVE HUNDRED FORTY FIVE THOUSAND FIVE HUNDRED EIGHTY FOUR ONLY] (HK$545,584.00)	**Item (2): Drawdown Instructions of the Borrower** Proposed Drawdown Dates(s): (a) HK$ 545,584.00 on 29th August, 2007 Pay to: FIRST LOTUS CO LTD
Item (3): Terms of Repayment of the Loan : (a) Term of Loan : [24] months	(b) Repayment by [24] monthly instalments of HK$[25,916.00] each.

(c) Due Dates of Instalments : the first instalment shall be due on 22nd September 2007 . Subsequent instalments shall be due on the [22 nd] day of each succeeding calendar month.
If the due day for an instalment is not a Business Day, the due day for that instalment shall be brought forward to the preceeding Business Day (see also Clause 4.1 of the attached Terms and Conditions).

Item (4) : Rate of Interest:
Effective Interest Rate : [12.90] % per annum (equivalent to a flat rate of [7.00] % per annum) ("Flat Rate").

Item (5) : Handling Fee:
The Borrower shall pay to the Lender HK$[5,456.00] as a handling fee for each drawdown under this Loan Agreement, and the Borrower directs the Lender to pay such handling fee out of the relevant drawdown.

Item (6): Security for the Loan : Guarantee by
Name of Guarantor(s) :
Guarantor 1 : [LO CHE WING]
Guarantor 2 : [NG LAI FONG CHRIS]

Item (7): Repayment Method
Autopay (Not applicable to joint account and for the Borrower's savings or current accounts with HSBC / Hang Seng / Standard Chartered Bank preferred)
Borrower's Bank Name : HSBC
Borrower's Bank Account Number : 004-636-295511-001

Item (8): Other Terms of the Loan Agreement : as per the attached Terms and Conditions, which shall form part of the Loan Agreement.

The Lender and the Borrower declare that the place of negotiation and completion of the Loan Agreement was at the address of the Lender first above-mentioned.

The Borrower acknowledges receipt of a copy of the Loan Agreement and a summary of the provisions of Part III and Part IV of the Money Lenders Ordinance (Chapter 163) , Laws of Hong Kong.

Signed by [FIRST LOTUS CO LTD],)
being the Borrower)
or the Borrower's duly authorized representative)
in the presence of: MR. KOO CHIU FAI)

For and on behalf of
第一保達有限公司
FIRST LOTUS COMPANY LIMITED

X .... Authorized Signature(s)
Signature of Borrower

Approved by:
For and on behalf of
Hitachi Capital (HK) Ltd.

HITACHI CAPITAL (HK) LIMITED

.... *Authorized Signature*

TERMS AND CONDITIONS OF LOAN AGREEMENT

Article 14 : Joint and Several Liability

14.1 Where the Loan is made available to two or more Borrowers, the obligations and liabilities of such Borrowers shall be joint and several and any demand of repayment made by the Lender to anyone or more of the Borrowers shall be deemed to be a demand made to all such Borrowers.

Article 15 : Successors and Assigns

15.1 The Lender, but not the Borrower, may at any time assign all or any part of its rights and benefits hereunder and in such event the assignee shall have the same rights as it would have had if it had been a party hereto.

Article 16 : Amendments

16.1 No change or alterations of the Loan Agreement shall be valid except in writing and signed by the Borrower, the Guarantor and the Lender.

Article 17 : Law and Jurisdiction

17.1 The terms and conditions herein shall be governed by, and construed in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

Article 18 : Miscellaneous

18.1 **Set Off**
The Borrower authorises the Lender to apply any credit balance in any of the Borrower's accounts with the Lender (in whatever currency and whether or not then due) in satisfaction of any sum due and payable to the Lender pursuant to the provisions herein and authorises the Lender to purchase any other currencies to effect such application.

18.2 **Exercise of Rights and Invalidity**
No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right or power. The rights and remedies of the Lender herein are cumulative and not exclusive of any right or remedy provided by law. If at any time any provision herein is or becomes unenforceable in any respect, the legality, validity or enforceability of the remaining provisions shall not in any way be affected or impaired.

18.3 **Notices**
A notice, request, demand or other communication required or permitted to be given by one party to another hereunder shall be in writing, addressed to the other party and: (a) delivered to that party's address; (b) sent by prepaid mail to that party's address; or (c) transmitted by facsimile to that party's address. Any notice given by the Borrower to the Lender shall be deemed duly given only on actual receipt by the Lender.
For the purpose of this Clause 18.3, the addresses of the Borrower and the Lender are the addresses set out herein or another address which that party may from time to time notify to the other party in writing.

18.4 **Notification relating to Personal Data (Privacy) Ordinance**
A notification relating to Personal Data (Privacy) Ordinance is attached hereto as Annex II, which shall form part of this Loan Agreement.

18.5 **Severability**
If at any time any provision of this Loan Agreement shall be or shall become illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such provision shall be deemed to have been deleted by mutual agreement of the Borrower, the Lender and the Guarantor and the legality, validity or enforceability of remaining provisions of this Loan Agreement and of the Guarantee shall not be affected or impaired thereby.

Annex I

The Money Lenders Ordinance

The provisions of the Money Lenders Ordinance summarized below are important for the protection of all the parties to a loan agreement, and should be read carefully. The summary is not part of the law, and reference should be made to the provisions of the Ordinance itself in case of doubt.

Summary of Part III of the Ordinance-Money lenders transactions
Section 18 sets out the requirements relating to loans made by a money lender. Every agreement for a loan must be put into writing and signed by the borrower within 7 days of making the agreement and before the money is lent. A copy of the signed note of the agreement must be given to the borrower, with a copy of this summary, at the time of signing. The signed note must contain full details of the loan, including the terms of repayment, the form of security and the rate of interest. An agreement which does not comply with the requirements will be unenforceable, except where a court is satisfied that it would be unjust not to enforce it.

Section 19 provides that a money lender must, if requested in writing and on payment of the prescribed fee for expenses, give the original and a copy of a written statement of a borrower's current position under a loan agreement, including how much has been paid, how much is due or will be due, and the rate of interest. The borrower must endorse on the copy of the statement words to the effect that he has received the original of the written statement and return the copy as so endorsed to the money lender. The money lender must retain the copy of the statement so returned during the continuance of the agreement to which that statement relates. If the money lender does not do so he commits an offence. The money lender must also, upon a request in writing, supply a copy of any document relating to the loan or security. But a request cannot be made more than once per month. Interest is not payable for so long as the money lender, without good reason, fails to comply with any request mentioned in this paragraph.

Section 20 provides that the surety, unless he is also the borrower, must within 7 days of making the agreement be given a copy of the signed note of the agreement, a copy of the security instrument (if any) and a statement with details of the total amount payable. The money lender must also give the surety, upon request in writing at any time (but not more than once per month) a signed statement showing details of the total sum paid and remaining to be paid. The security is not enforceable for so long as the money lender, without good reason, fails to comply.

Section 21 provides that a borrower may at any time, on giving written notice, repay a loan together with interest to the date of repayment, and no higher rate of interest may be charged for early repayment.

This provision, however, will not apply where the money lender is recognized, or is a member of an association recognized, by the Financial Secretary by notice in the Gazette in force under section 33A(4) of the Ordinance.

Section 22 states that a loan agreement is illegal if it provides for the payment of compound interest, or provides that a loan may not be repaid by instalments. A loan agreement is also illegal if it charges a higher rate of interest on amounts due but not paid, although it may provide for charging simple interest on that part of the principal and interest outstanding at a rate not exceeding the rate payable apart from any default. The illegal agreement may, however, be declared legal in whole or in part by a court if the court is satisfied that it would be unjust if the agreement were illegal because it did not comply with this section.

Section 23 declares that a loan agreement with a money lender and any security given for the loan will not be enforceable if the money lender was unlicensed at the time of making the agreement or taking the security. The loan agreement or security may, however, be declared enforceable in whole or in part by a court if the court is satisfied that it would be unjust if the Agreement or security were unenforceably by virtue of this section.

Summary of Part IV of the Ordinance-Excessive interest rates
Section 24 fixes the maximum effective rate of interest on any loan at 60% per annum (the "effective rate" is to be calculated in accordance with the Second Schedule to the Ordinance). A loan agreement providing for a higher effective rate will be unenforceable and the lender will be liable to prosecution. This maximum rate may be changed by the Legislative Council but not so as to affect existing agreements. The section does not apply to any loan made to a company which has a paid up share capital of not less than $1,000,000 or, in respect of any such loan, to any person who makes that loan.

Section 25 provides that where court proceedings are taken to enforce a loan agreement or security for a loan or where a borrower or surety himself applies to a court for relief, the court may look at the terms of the agreement to see whether the terms are grossly unfair or exorbitant (an effective rate of interest exceeding 48% per annum or such other rate as is fixed by the Legislative Council, may be presumed, on that ground alone, to be exorbitant), and, taking into account all the circumstances, it may alter the terms of the agreement in such a manner as to be fair to all parties. The section does not apply to any loan made to a company which has a paid up share capital of not less than $1,000,000 or, in respect of any such loan, to any person who makes that loan.

Annex II

Notification Relating to the Personal Data (Privacy) Ordinance ("Ordinance")

1. From time to time, it is necessary for the Borrower to supply the Lender with data in connection with the establishment or continuation of the Loan and the daily operation of the financial services and credit facilities.

2. Failure to provide such data may result in the Lender being unable to provide or continue credit facilities or provide financial services.

3. It is also the case that data are collected from the Borrower in the ordinary course of the continuation of the Lender and the Borrower relationship.

4. The purposes for which data relating to the Borrower may be used are as follows :

    (a) the daily operation of the services and credit facilities provided to the Borrower;
    (b) conducting credit checks at the time of application for credit and at the time of regular or special reviews which normally will take place one or more times each year;
    (c) creating and maintaining the Borrower credit scoring models;
    (d) assisting other financial institutions to conduct credit checks and collect debts;
    (e) ensuring ongoing credit worthiness of the Borrower;
    (f) designing financial services or related products for the Borrower's use;
    (g) marketing financial services or related products;
    (h) determining the amounts owed to or by the Borrower;
    (i) collection of amounts outstanding from the Borrower and those providing security for the Borrower's obligations;
    (j) meeting the requirements to make disclosure under the requirements of any law binding on the Lender;
    (k) enabling an actual or proposed assignee of the Lender, or participant or sub-participant of the Lender's rights in respect of the Borrower to evaluate the transaction intended to be the subject of the assignment, participation or sub-participation; and
    (l) purposes relating thereto.

5. Data held by the Lender relating to the Borrower will be kept confidential but the Lender may provide such information to the following parties for the purposes set out in paragraph (4):

    (a) any agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or other services to the Lender in connection with the operation of its business;

    (b) any other person under a duty of confidentiality to the Lender including a group company of the Lender which has undertaken to keep such information confidential;

    (c) credit reference agencies, and, in the event of default, to debt collection agencies;

    (d) any person to whom the Lender is under an obligation to make disclosure under the requirements of any law binding on the Lender; and

    (e) any actual or proposed assignee of the Lender or participant or sub-participant or transferee of the Lender's rights in respect of the Borrower.

6. Under and in accordance with the terms of the Ordinance and the Code of Practice on Consumer Credit Data approved and issued under the Ordinance, the Borrower has the right :

    (a) to check whether the Lender holds data about the Borrower and of access to such data;
    (b) to require the Lender to correct any data relating to the Borrower which is inaccurate;
    (c) to ascertain the Lender's policies and practices in relation to data and to be informed of the kind of personal data held by the Lender;
    (d) to be informed on request which items of data are routinely disclosed to credit reference agencies or debt collection agencies, and be provided with further information to enable the making of an access and correction request to the relevant credit reference agency or debt collection agency; and
    (e) in relation to data which has been provided by the Lender to a credit reference agency, to instruct the Lender upon termination of an agreement by full repayment to make a request to the credit reference agency to delete such data from its database, as long as the instruction is given within five years of termination and at no time did the agreement have a default of payment lasting in excess of 60 days within 5 years immediately before agreement termination. In the event the agreement has had a default of payment lasting in excess of 60 days the data may be retained by the credit reference agency until the expiry of five years from the date of final settlement of the amount in default or five years from the date of discharge from a bankruptcy as notified to the Lender, whichever is earlier.

7. In accordance with the terms of the Ordinance, the Lender has the right to charge a reasonable fee for the processing of any data access request.

8. The person to whom request for access to data or correction of data or for information regarding the Lender's policies and practices on data and kinds of data held are to be addressed is as follows:

    The Data Protection Officer
    Hitachi Capital (HK) Ltd.
    16th Floor, Wai Fung Plaza,
    664 Nathan Road, Mongkok,
    Kowloon.
    Tel : 2390 3481
    Fax : 2787 4257

9. The Lender may have obtained a credit report on the Borrower from a credit reference agency in considering any application for credit. In the event the Borrower wishes to access the credit report, the Lender will advise the contact details of the relevant credit reference agency.

10. Nothing herein shall limit the rights of the Borrower under the Ordinance.

GUARANTEE

To : Hitachi Capital (HK) Ltd. (the "Lender")

From: [LO CHE WING] of [2/F 5 PEI HO STREET SHAM SHUI PO KOWLOON] ("1st Guarantor");
[NG LAI FONG CHRIS] of [2/F 5 PEI HO STREET SHAM SHUI PO KOWLOON] ("2nd Guarantor");

Re : Loan Agreement dated 29th August, 2007 with Agreement No. [4866631] ("Loan Agreement") made between the Lender and [FIRST LOTUS CO LTD] (the "Borrower").

IN CONSIDERATION of the Lender agreeing to make available the Loan (defined in the Loan Agreement) to the Borrower at the Guarantor's request, the Guarantor hereby unconditionally guarantees and undertakes, as a primary obligor, the due and punctual fulfilment by the Borrower of its obligations under the Loan Agreement and the discharge of the Indebtedness defined in the attached Terms and Conditions of Guarantee, which form part of this Guarantee. The Guarantor undertakes to forthwith on demand by the Lender from time to time and at any time pay or discharge the Indebtedness, such payment to be made in such place, in such currency and in such manner as the Lender may by notice require.

The Guarantor acknowledges receipt of a copy of the Loan Agreement, this Guarantee and a Statement of the Lender to the Guarantor.

IN WITNESS of which the Guarantor(s) executed this Guarantee as a deed dated even date with the Loan Agreement.

Signed , Sealed and Delivered by the 1st Guarantor in the presence of: MR. KOO CHIU FAI

(Name and signature of witness)

Name: LO CHE WING
HKID No.: E739516(0)

L.S

Signed , Sealed and Delivered by the 2nd Guarantor in the presence of: MR. KOO CHIU FAI

(Name and signature of witness)

Name: NG LAI FONG CHRIS
HKID No.: G709600(2)

L.S

Statement of the Lender to the Guarantor(s)

The Lender hereby confirms that:

(a) the total amount for principle and interest payable by the Borrower under the Loan Agreement is HK$ [25,916.00] / per instalment times [24] instalments; and

(b) the total sum referred to in sub-paragraph (a) of this Statement comprises the Loan defined in the Loan Agreement and the interest thereon at the interest rate specified in Item (4) of the Schedule of the Loan Agreement and are payable by equal monthly instalments as specified in Item (3) of the Schedule of the Loan Agreement or otherwise determined in accordance with the Loan Agreement.

(c) The Borrower is obliged to pay handling fees, interest for late payment and costs and expenses as per Schedule Item(5), Clauses 5.3 Loan Agreement.

HITACHI CAPITAL (HK) LIMITED

Authorized Signature

For and on behalf of the Lender
Dated: 29th August, 2007

Hitachi Capital (HK) Limited

Payment Schedule

Customer Name : FIRST LOTUS CO LTD
Address : RM B 10/F FUK ON FTY BLDG
1123 CANTON RD

MONG KOK KOWLOON

Agreement No. : 4866631

	Payment Date	Repayment Amt.	Interest	Principal	Bal of Prin.
I.P.		0.00			545,584.00
0		0.00	0.00	0.00	545,584.00
1	2007/09/22	25,916.00	6,112.00	19,804.00	525,780.00
2	2007/10/22	25,916.00	5,857.33	20,058.67	505,721.33
3	2007/11/22	25,916.00	5,602.67	20,313.33	485,408.00
4	2007/12/22	25,916.00	5,348.00	20,568.00	464,840.00
5	2008/01/22	25,916.00	5,093.33	20,822.67	444,017.33
6	2008/02/22	25,916.00	4,838.67	21,077.33	422,940.00
7	2008/03/22	25,916.00	4,584.00	21,332.00	401,608.00
8	2008/04/22	25,916.00	4,329.33	21,586.67	380,021.33
9	2008/05/22	25,916.00	4,074.67	21,841.33	358,180.00
10	2008/06/22	25,916.00	3,820.00	22,096.00	336,084.00
11	2008/07/22	25,916.00	3,565.33	22,350.67	313,733.33
12	2008/08/22	25,916.00	3,310.67	22,605.33	291,128.00
13	2008/09/22	25,916.00	3,056.00	22,860.00	268,268.00
14	2008/10/22	25,916.00	2,801.33	23,114.67	245,153.33
15	2008/11/22	25,916.00	2,546.67	23,369.33	221,784.00
16	2008/12/22	25,916.00	2,292.00	23,624.00	198,160.00
17	2009/01/22	25,916.00	2,037.33	23,878.67	174,281.33
18	2009/02/22	25,916.00	1,782.67	24,133.33	150,148.00
19	2009/03/22	25,916.00	1,528.00	24,388.00	125,760.00
20	2009/04/22	25,916.00	1,273.33	24,642.67	101,117.33
21	2009/05/22	25,916.00	1,018.67	24,897.33	76,220.00
22	2009/06/22	25,916.00	764.00	25,152.00	51,068.00
23	2009/07/22	25,916.00	509.33	25,406.67	25,661.33
24	2009/08/22	25,916.00	254.67	25,661.33	(0.00)